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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 8, 2004



                              DELTA AIR LINES, INC.
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             (Exact name of registrant as specified in its charter)



         Delaware                    001-05424                58-0218548
----------------------------  ------------------------  ------------------------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)


                   P.O. Box 20706, Atlanta, Georgia 30320-6001
                   -------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (404) 715-2600


                  Registrant's Web site address: www.delta.com


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On September 8, 2004, Delta outlined key elements of a transformation plan to improve the customer traveling experience while delivering significant savings. Delta also stated that it anticipated recording accounting charges, possibly including asset impairments, one-time termination and other termination costs, contract termination costs and other associated costs, although it was not able at that time to estimate the amount and timing of these charges.

As part of its press release announcing financial results for the December 2004 quarter and calendar year 2004, being filed with the Securities and Exchange Commission today on a separate Form 8-K, Delta announced that it had recorded accounting charges and gains associated with its transformation plan. These include a $194 million charge related to voluntary and involuntary work force reduction programs and a $527 million gain related to the elimination of the healthcare coverage subsidy for future retirees. Although additional charges may result from the transformation plan, Delta currently is not able to estimate the total amount or timing of all of the charges associated with the transformation plan, including the amounts of such charges that may result in future cash expenditures.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                DELTA AIR LINES, INC.


                                By:  /s/ Edward H. Bastian
                                   -----------------------------------------
                                   Edward H. Bastian
                                   Senior Vice President - Finance and
Date: January 20, 2005             Controller